EXHIBIT 23

GODELS, SOLOMON, BARBER & COMPANY, L.L.C.
certified public accountants & business consultants

The Board of Directors
M.C.F.T.Y. National
4894 Lone Mountain Road
Las Vegas, Nevada 89130

Independent Auditor's Consent

We consent to the inclusion in this Registration Statement on Form SB-2 of the Report dated February 28, 2002 with respect to our audit of the financial statement of M.C.F.T.Y. National as of December 31, 2000 and 2001 for the years then ended. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

Dated: February 28, 2002

/s/GODELS, SOLOMON, BARBER & COMPANY, L.L.C.
GODELS, SOLOMON, BARBER & COMPANY, L.L.C.